UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2012

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-14057 (Commission File Number)	61-1323993 (IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202-2412

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On September 14, 2012, Richard A. Lechleiter, Executive Vice President and Chief Financial Officer of Kindred Healthcare, Inc. (the “Company”), made a presentation to certain financial institutions in connection with the Company’s proposed expansion of its credit capacity by up to $200 million under its senior secured credit facilities. Mr. Lechleiter mistakenly believed that all participants were subject to confidentiality agreements and disclosed certain earnings expectations of the Company for fiscal 2012 and 2013.

The Company reaffirmed its existing earnings guidance for 2012. The Company expects consolidated revenues for 2012 to approximate $6.2 billion. Operating income, or earnings before interest, income taxes, depreciation, amortization and rent, is expected to range from $868 million to $884 million. Rent expense is expected to approximate $432 million, while depreciation and amortization should approximate $201 million. Net interest expense is expected to approximate $107 million. The Company expects to report income from continuing operations for 2012 between $73 million and $83 million or $1.35 to $1.55 per diluted share (based upon diluted shares of 52 million).

The Company also increased its operating cash flow guidance for 2012 to $260 million to $280 million from its previous estimate of $240 million to $260 million. Estimated routine capital expenditures for 2012 were increased to $135 million to $145 million from $125 million to $135 million, including approximately $15 million of expenditures to complete the information systems integration of RehabCare Group, Inc. (“RehabCare”). The Company’s expected routine capital expenditures also include approximately $11 million to upgrade the clinical information systems in its hospital, nursing center and home health businesses.

In addition to its routine capital expenditures, the Company expects that its previously announced development projects related to new and replacement hospitals and new transitional care centers will approximate $40 million to $45 million in 2012.

Operating cash flows in excess of the Company’s routine and development capital spending programs, which are expected to approximate $85 million to $90 million for 2012, will be available to repay debt or fund acquisitions.

The earnings guidance provided by the Company for 2012 excludes the effect of (1) any costs associated with the closing of a regional office and three long-term acute care (“LTAC”) hospitals and the cancellation of a sub-acute unit project, (2) costs associated with employment-related lawsuits, (3) employee retention costs incurred in connection with the decision to allow leases to expire for 54 nursing and rehabilitation centers (the “54 Nursing Centers”) leased from Ventas, Inc. (“Ventas”) (NYSE:VTR), (4) any transaction-related charges, (5) any other reimbursement changes, (6) any future acquisitions or divestitures, (7) any impairment charges, and (8) any repurchases of common stock.

In addition, the Company provided its initial preliminary earnings guidance for fiscal 2013. The Company expects consolidated revenues for 2013 to approximate $5.9 billion. Operating income is expected to range from $806 million to $825 million. Rent expense is expected to approximate $389 million, while depreciation and amortization should approximate $190 million. Net interest expense is expected to approximate $110 million. The Company expects to report income from continuing operations for 2013 between $65 million to $76 million or $1.20 to $1.40 per diluted share (based upon diluted shares of 52.7 million).

The Company estimated its operating cash flows for 2013 to range between $230 million to $250 million. Estimated routine capital expenditures for 2013 are expected to range from $120 million to $130 million.

In addition to its routine capital expenditures, the Company expects that its development projects related to new and replacement hospitals, transitional care centers, and inpatient rehabilitation hospitals will approximate $20 million to $30 million in 2013.

Operating cash flows in excess of the Company’s routine and development capital spending programs, which are expected to approximate $90 million for 2013, will be available to repay debt and fund acquisitions.

In addition, the earnings guidance for 2013 (1) assumes the impact of Medicare reimbursement reductions that are expected to reduce the Company’s consolidated revenues between $90 million to $100 million, and further assumes that the operating results of the 54 Nursing Centers are classified as discontinued operations effective January 1, 2013, and (2) excludes the effect of any other reimbursement changes, any future acquisitions or other divestitures, any impairment charges, and any repurchases of common stock.

Cautionary Statement

This Item 7.01 includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) the impact of healthcare reform, which will initiate significant reforms to the United States healthcare system, including potential material changes to the delivery of healthcare services and the reimbursement paid for such services by the government or other third party payors, including reforms resulting from the Patient Protection and Affordable Care Act and the Healthcare Education and Reconciliation Act (collectively, the “ACA”). Healthcare reform is affecting certain of the Company’s businesses and the Company expects that it will impact all of them in some manner. There is also the possibility that implementation of the provisions expanding health insurance coverage or the entire ACA will be delayed, revised or eliminated as a result of efforts to repeal or amend the law. The U.S. Supreme Court recently upheld the constitutionality of the ACA. Future court proceedings, the 2012 presidential election and pending efforts in the U.S. Congress to repeal, amend or retract funding for various aspects of the ACA create additional uncertainty about the ultimate impact of the ACA on the Company and the healthcare industry. Due to the substantial regulatory changes that will need to be implemented by the Centers for Medicare and Medicaid Services (“CMS”) and others, and the numerous processes required to implement these reforms, the Company cannot predict which healthcare initiatives will be implemented at the federal or state level, the timing of any such reforms, or the effect such reforms or any other future legislation or regulation will have on the Company’s business, financial position, results of operations and liquidity, (b) the impact of the rules issued by CMS on August 1, 2012 which, among other things, will reduce Medicare reimbursement to the Company’s LTAC hospitals in 2013 and beyond by imposing a budget neutrality adjustment and modifying the short-stay outlier rules, (c) the impact of final rules issued by CMS on July 29, 2011 which significantly reduced Medicare reimbursement to nursing centers and changed payments for the provision of group therapy services effective October 1, 2011, (d) the impact of the Budget Control Act of 2011 which will automatically reduce federal spending by approximately $1.2 trillion split evenly between domestic and defense spending. At this time, the Company believes this will result in an automatic 2% reduction on each claim submitted to Medicare beginning February 1, 2013, (e) changes in the reimbursement rates or the methods or timing of payment from third party payors, including commercial payors and the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for LTAC hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for the Company’s LTAC hospitals, nursing and rehabilitation centers, inpatient rehabilitation hospitals and home health and hospice operations, and the expiration of the Medicare Part B therapy cap exception process, (f) the effects of additional legislative changes and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry, (g) the impact of the Medicare, Medicaid and SCHIP Extension Act of 2007, including the ability of the Company’s hospitals to adjust to potential LTAC certification, medical necessity reviews and the moratorium on future hospital development, (h) the impact of the Company’s significantly increased levels of indebtedness as a result of the RehabCare acquisition on the Company’s funding costs, operating flexibility and ability to fund ongoing operations, development capital expenditures or other strategic acquisitions with additional borrowings, (i) the Company’s ability to successfully pursue its development activities, including through acquisitions, and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations, as and when planned, including the potential impact of unanticipated issues, expenses and liabilities associated with those activities, (j) the failure of the Company’s facilities to meet applicable licensure and certification requirements, (k) the further consolidation and cost containment efforts of managed care organizations and other third party payors, (l) the Company’s ability to meet its rental and debt service obligations, (m) the Company’s ability to operate pursuant to the terms of its debt obligations, and comply with its covenants thereunder, and its ability to operate pursuant to its master lease agreements with Ventas, (n) the condition of the financial markets, including volatility and weakness in the equity, capital and credit markets, which could limit the availability and terms of debt and equity financing sources to fund the requirements of the Company’s businesses, or which could negatively impact the Company’s investment portfolio, (o) national and regional economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services, (p) the Company’s ability to control costs, particularly labor and employee benefit costs, (q) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel, (r) the Company’s ability to attract and retain key executives and other healthcare personnel, (s) the increase in the costs of defending and insuring against alleged professional liability and other claims and the Company’s ability to predict the estimated costs related to such claims, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes, (t) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability and other claims, (u) the Company’s ability to successfully dispose of unprofitable facilities, (v) events or circumstances which could result in the impairment of an asset or other charges, such as the impact of the Medicare reimbursement regulations that resulted in the Company recording significant impairment charges in 2011, (w) changes in generally accepted accounting principles or practices, and changes in tax accounting or tax laws (or authoritative interpretations relating to any of these matters), and (x) the Company’s ability to maintain an effective system of internal control over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

This Current Report on Form 8-K is being furnished solely to satisfy the requirements of Regulation FD in light of the inadvertent disclosures made during the September 14, 2012 presentation. The information under this Item 7.01 in this Current Report on Form 8-K will not be incorporated by reference into any registration statement or other documents filed by the Company under the Securities Act of 1933, unless specifically identified therein as being incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: September 14, 2012	By:	/s/ Joseph L. Landenwich
Joseph L. Landenwich
Co-General Counsel and Corporate Secretary